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                           MODIFICATION NO. 8
                                  TO
                SAN JUAN PROJECT CONSTRUCTION AGREEMENT
                                BETWEEN
                 PUBLIC SERVICE COMPANY OF NEW MEXICO
                                  AND
                     TUCSON ELECTRIC POWER COMPANY



            This Modification No. 8 to the San Juan Project
Construction Agreement between PUBLIC SERVICE COMPANY OF NEW MEXICO ("New Mexico") and TUCSON ELECTRIC POWER COMPANY ("Tucson"), hereinafter referred to collectively as the "Parties" or "Participants", is hereby entered into and executed as of the 12 day of January, 1994

            WITNESSETH:

            WHEREAS, the Parties entered into an agreement described as the San Juan Project Construction Agreement effective July 1, 1969, as modified by Modification No. 1 on May 16, 1979, Modification No. 2 on December 31, 1983, Modification No. 3 on July 17, 1984, Modification No. 4 on October 25, 1984, Modification No. 5 on July 1, 1985, Modification No. 6 on April 1, 1993 and Modification No. 7 on April 1, 1993 ("Construction Agreement"), which establishes certain terms and conditions relating to their participation and responsibility in the construction of the San Juan Project; and

            WHEREAS, as of May 27, 1993, New Mexico and Utah Associated Municipal Power Systems, a political subdivision of the State of Utah ("UAMPS"), entered into the Restated and Amended San Juan Unit 4 Purchase and Participation Agreement ("UAMPS PPA"), whereby UAMPS agreed to purchase from New Mexico a 7.028 percent undivided ownership interest in San Juan Unit 4; and

            WHEREAS, the UAMPS PPA provides, among other things, that UAMPS, upon closing of the transaction provided for in the UAMPS PPA, will have the voting rights and obligations of a Unit Participant on San Juan Project Committees as said rights and obligations are set forth in the Project Agreements; and

            WHEREAS, New Mexico and Tucson desire to clarify the rights and responsibilities of Participants and Unit Participants in the San Juan Project as a result of UAMPS' purchase of a 7.028 percent undivided interest in Unit 4 pursuant to the UAMPS PPA.

            NOW, THEREFORE, the Parties agree that the Construction Agreement is hereby amended as follows:

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             1.0 Effective Date. This Modification No. 8 shall
become effective immediately upon the closing of UAMPS' purchase of the 7.028 percent undivided interest in Unit 4 pursuant to the UAMPS PPA.

            2.0 Amended Section 21.14.3. Section 21.14.3 shall be amended to read in its entirety as follows:

            21.14.3 With respect to matters involving and not solely related to Unit 4, New Mexico will in good faith solicit the views of the City of Farmington, Los Alamos County, the City of Anaheim and UAMPS on matters involving the San Juan Project which affect Unit 4.

            3.0 Amended Section 22. Section 22 shall be amended to read in its entirety as follows:

            22.0 RECOGNITION OF M-S-R, THE CITY OF FARMINGTON,
CENTURY POWER CORPORATION, LOS ALAMOS COUNTY, SCPPA, THE CITY OF
ANAHEIM AND UAMPS ACKNOWLEDGEMENT.

            22.1 The Parties recognize that M-S-R, the City of Farmington, Century Power Corporation, Los Alamos County, SCPPA, the City of Anaheim, and UAMPS each has acknowledged that it is familiar with the Project Agreements as amended between New Mexico and Tucson and such agreements govern the activities of the San Juan Project. Where a specific provision of the EPPA, the Farmington PAPA, the County PPA, the Anaheim PPA, or the UAMPS PPA is in conflict with the provision in one or more of the San Juan Project Agreements, then (a) as between New Mexico and M-S-R, the provisions of the EPPA shall govern, all as provided in Section 5.2 of such EPPA, and (b) as between New Mexico and the City of Farmington, the provisions of the Farmington PAPA shall govern, all as provided in Section 8.2 of the Farmington PPA, and (c) as between New Mexico and Los Alamos County, the provisions of the County PPA shall govern, all as provided in Section 5.2 of the County PPA, and (d) as between New Mexico and the City of Anaheim, the provisions of the Anaheim PPA shall govern, all as provided in
Section 7.2 of the Anaheim PPA, and (e) as between New Mexico and UAMPS, the provisions of the UAMPS PPA shall govern, all as provided in Section 7.2 of the UAMPS PPA. "EPPA" shall mean the San Juan Unit 4 Early Purchase and Participation Agreement entered into by New Mexico and M-S-R on September 26, 1983. "Farmington PAPA" shall mean the San Juan Unit 4 Purchase Agreement and Participation Agreement entered into by New Mexico and the City of Farmington on November 17, 1981. "County PPA" shall mean the Amended and Restated San Juan Unit 4 Purchase and Participation Agreement entered into by New Mexico and Los Alamos County on December 28, 1984. "Anaheim PPA" shall mean the San Juan Unit 4 Purchase and Participation Agreement entered into by New Mexico and the City of Anaheim on April 26, 1991. "UAMPS PPA" shall mean the Restated and Amended San Juan Unit 4 Purchase and Participation Agreement entered into by New Mexico and UAMPS as of May 27, 1993.

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               4.0  Amended Section 18.10. Section 18.10 shall be
amended to read in its entirety as follows:

            18.10 Except as modified by the provisions set forth in Modification No. 8, all of the terms and conditions of the Construction Agreement, effective as of July 1, 1969, as modified by Modification No. 1 on May 16, 1979, Modification No. 2 on December 31, 1983, Modification No. 3 on July 17, 1984, Modification No. 4 on October 25, 1984, Modification No. 5 on July 1, 1985, Modification No. 6 on April 1, 1993 and Modification No.
7 on April 1, 1993, shall remain in full force and effect.

            IN WITNESS WHEREOF, the Parties hereto have caused this Modification No. 8 to the Construction Agreement to be executed as of the 12 day of january, 1994.

                    PUBLIC SERVICE COMPANY OF NEW MEXICO

                    By: /s/ M. Phyllis Bourque

                    Its: Senior Vice President


                    TUCSON ELECTRIC POWER COMPANY

                    By: /s/ N. B. Johnson

                    Its: Vice President